EXHIBIT (16)
POWER OF ATTORNEY
Each of the undersigned Trustees of FundVantage Trust (the “Trust”) hereby appoints each of Joel L. Weiss and James G. Shaw, as attorneys-in-fact and agents, in all capacities, to execute and to file any and all amendments to the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned Trustees hereby execute this Power of Attorney as of 3rd day of March 2010.

/s/ Iqbal Mansur Iqbal Mansur

/s/ Donald J. Puglisi Donald J. Puglisi
The undersigned Trustees hereby execute this Power of Attorney as of this 4th day of March 2010.

/s/ Robert J. Christian Robert J. Christian

/s/ Nicholas M. Marsini, Jr. Nicholas M. Marsini, Jr.

/s/ Stephen M. Wynne Stephen M. Wynne